Exhibit 5.02

June 3, 2011

Southwestern Public Service Company
Tyler at Sixth Street
Amarillo, TX 79101

Ladies and Gentlemen:

We have acted as local counsel for Southwestern Public Service Company, a New Mexico corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of secured unsubordinated debt securities of the Company in the form filed as Exhibit 4.07 to the Registration Statement, with appropriate insertions (the “Mortgage Bonds”).  The Mortgage Bonds may be offered in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Mortgage Bonds are to be issued under an indenture substantially in the form filed as Exhibit 4.03 to the Registration Statement, with appropriate insertions (the “Mortgage Bond Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Mortgage Bond Trustee”).

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Mortgage Bonds to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Mortgage Bonds are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Mortgage Bonds.

We have examined or are otherwise familiar with the Registration Statement and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Southwestern Public Service Company
June 3, 2011

Based on the foregoing, we are of the opinion that:

1.
upon (a) the due authorization, execution and delivery by the Company of the Mortgage Bond Indenture and (b) the qualification of the Mortgage Bond Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Mortgage Bond Indenture, to the extent Texas law is applicable thereto, will be a valid and binding obligation of the Company with respect to issuances of any Mortgage Bonds under the Registration Statement; and

2.
with respect to any Mortgage Bonds, upon (a) the due authorization, execution and delivery by the Company of the Mortgage Bond Indenture, (b) the qualification of the Mortgage Bond Indenture under the Trust Indenture Act, (c) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Mortgage Bonds, (d) the due execution and delivery by the Company of such Mortgage Bonds, and (e) the due authentication by the Mortgage Bond Trustee of such Mortgage Bonds pursuant to the Mortgage Bond Indenture, such Mortgage Bonds, to the extent Texas law is applicable thereto, will be valid and binding obligations of the Company;

except, that, to the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting creditors’ rights and laws affecting the rights of mortgagees and other secured parties generally and state laws which affect the enforcement of certain remedial provisions, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether (in each case) considered in a proceeding in equity or at law, and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States.

We express no opinion as to the validity, enforceability or binding effect of any provision providing for rights of indemnity or contribution to a party against, or releasing such party from, liability for its own wrongful or negligent acts or omissions, to the extent contrary to Texas public policy.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) a prospectus supplement describing each series of Mortgage Bonds offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) the Mortgage Bond Trustee shall have satisfied those legal requirements that are applicable to it to the extent necessary to make the Mortgage Bond Indenture enforceable against it, (d) the Mortgage Bond Trustee and the holders of the Mortgage Bonds shall have complied with all legal requirements pertaining to their status as such status relates to their rights to enforce the Mortgage Bond Indenture and the Mortgage Bonds against the Company, (e) the terms of the Mortgage Bonds will be established in conformity with the Mortgage Bond Indenture and so as not to violate, or be void or voidable under, any applicable law (including without limitation as a matter of public policy), (f) the Company shall have obtained all governmental and third party authorizations, consents and approvals and shall have made all filings and registrations required to enable it to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, the Mortgage Bond Indenture and the Mortgage Bonds, including without limitation an order of the New Mexico Public Regulatory Commission authorizing and approving the issuance and sale of the Mortgage Bonds, and such execution, delivery, performance and consummation does not, and at all relevant times will not, violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon the Company or its properties, and (g) the Mortgage Bonds will be issued (1) upon receipt by the Company of the consideration therefor designated in the applicable Corporate Proceedings, which consideration shall be legally sufficient, and (2) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings.

Southwestern Public Service Company
June 3, 2011

We have also assumed that (a) the Company is and at all relevant times will continue to be duly organized, validly existing and in good standing under the laws of the State of New Mexico, (b) the Company has and at all relevant times will continue to have the corporate power and authority to execute and deliver the Mortgage Bond Indenture and the Mortgage Bonds, to perform its obligations thereunder and to consummate the transactions contemplated thereby, (c) no relevant Corporate Proceedings, once completed, will be modified or rescinded, and (d) the execution and delivery by the Company of the Mortgage Bond Indenture and the Mortgage Bonds, the performance by the Company of its obligations thereunder, and the consummation by the Company of the transactions contemplated thereby, do not and at all relevant times will not violate or conflict with the articles of incorporation or bylaws of the Company now or hereafter in effect.

We have further assumed that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

The opinions herein expressed are limited to the specific issues addressed and to documents and laws existing on the date hereof.  By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

We express no opinion with respect to the attachment, perfection or priority of the lien of the Mortgage Bond Indenture.

Our opinions set forth herein are limited to the laws of the State of Texas.  We have assumed that the choice of law to govern the Mortgage Bond Indenture and the Mortgage Bonds will be upheld.  Nonetheless, the opinions set forth herein are given, at your request, as if the substantive law of Texas governed the enforceability of each of the Mortgage Bond Indenture and the Mortgage Bonds.

Southwestern Public Service Company
June 3, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Graves, Dougherty, Hearon & Moody, P.C.

GRAVES, DOUGHERTY, HEARON & MOODY, P C.